UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2010

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

102 South Clinton Street

Iowa City, Iowa 52240

(Address of principal executive offices, including zip code)

(319) 356-5800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of the Company was held on April 22, 2010. There were a total of 8,609,804 shares of common stock outstanding as of the record date for the annual meeting. Three proposals were presented to the shareholders. The results of the shareholder vote on each of the three proposals were as follows:

A proposal to elect four (4) Class III Directors of MidWestOne Financial Group, Inc.; each director having a three-year term expiring in the year 2013.

Nominees	Number of Shares Voted For	Number of Shares Vote Withheld	Broker Non-Votes
Kevin W. Monson	5,884,906	179,880	444,478
John P. Pothoven	5,861,423	203,363	444,478
W. Richard Summerwill	5,887,721	177,065	444,478
James G. Wake	5,875,881	188,905	444,478

The approval of a non-binding advisory proposal on the compensation of the named executive officers of the Company.

Number of shares Voted For	Number of Shares Voted Against	Abstentions	Broker Non-Votes
7,210,784	145,585	187,184	—

The ratification of the appointment of KPMG, LLP as independent registered public accounting firm of MidWestOne Financial Group, Inc. for the fiscal year ending December 31, 2010.

Number of shares Voted For	Number of Shares Voted Against	Abstentions	Broker Non-Votes
7,500,658	28,353	14,549	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: April 26, 2010	By:	/s/ Gary J. Ortale
Gary J. Ortale
Executive Vice President and Chief Financial Officer